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                                                                     EXHIBIT 2.9

                              SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


                 THIS SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ("this Amendment") is made and entered into October 17, 1997, among THE JOSEPH STEVENS GROUP, LLC (the "Selling Shareholder"), THE JOSEPH STEVENS GROUP, INC. ("Stevens"), and 800 TRAVEL SYSTEMS, INC. ("Travel Systems").

                              Background Statement

                 (A) The parties hereto are parties to that certain Amended and Restated Agreement and Plan of Merger dated as of November 11, 1996, as amended by that certain First Amendment thereto dated as of September 8, 1997 (the "First Amendment"), pursuant to which Stevens will merge with and into Travel Systems, all in accordance with, and subject to, the terms and conditions therein set forth (collectively, the "Merger Agreement");

                 (B) The parties now wish to amend further the Merger Agreement as set forth in this Amendment; and

                 (C) All capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Merger Agreement, unless otherwise indicated herein.





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                                   Agreement

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:

                 1.       Amendment to Article VIII.

                          (a)     The parties hereby amend the Merger Agreement
by adding the following provision at the end of Article VIII, Section 3(i) thereof: "provided, however, that the strike price per warrant shall be 125% of the Initial IPO Price (as defined in Article IX, Section 1(b) hereof)."

                          (b)     The parties further amend Article VIII by
eliminating in their entirety the provisions of Section 3 (ii) and by substituting in lieu thereof the following provisions:

                          (ii) Travel Systems agrees that, at its sole cost and
                 expense, Travel Systems shall have caused the SEC to have registered all of the warrants issued to the Selling Shareholder under Article VIII, Section 3 (i) above, concurrently with or prior to the closing of the IPO.

                 2.       Amendment to Article XIV.

                 The parties hereby further amend the Merger Agreement by eliminating in Article XIV, Section 1 thereof the number "$50,000.00" (which appears on the 22nd line of such Article XIV, Section 1) and by substituting in lieu thereof the number "$150,000.00".

                 3. Amendment to Article IV. The parties hereby further amend the Merger Agreement by deleting in Article IX, Section 1(b) thereof the date "October 31st" and by substituting in lieu thereof the date "November 30th" (such date as





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originally set forth in the Merger Agreement was August 31st, subsequently extended pursuant to the First Amendment to October 31st and now to November 30th by virtue of this Amendment).

                 4. Ratification. Except as specifically amended hereby, the parties hereby ratify and confirm the Merger Agreement in all respects and further agree that the same shall remain in full force and effect in accordance with its terms.

                 5. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, both substantive and remedial, without giving effect to the principles of conflicts of law and choice of law thereof.

                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment, all as of the day and year first above written.


                                           THE JOSEPH STEVENS GROUP, LLC


                                           By: /s/ Steve Rohrlick
                                              ---------------------------
                                            Its: /s/ Partner
                                                -------------------------

                                           THE JOSEPH STEVENS GROUP, INC.


                                           By: /s/ Steve Rohrlick
                                              ---------------------------
                                            Its: /s/ President
                                                -------------------------



                                           800 TRAVEL SYSTEMS, INC.


                                           By:
                                              ---------------------------
                                            Its:
                                                -------------------------




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